Exhibit 10.3

DRS TECHNOLOGIES, INC.

1996 OMNIBUS PLAN

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT, made as of the date set forth on the Notice of Grant of Restricted Stock, attached hereto as Schedule A (the “Notice”), by and between DRS Technologies, Inc., a Delaware corporation (the “Company”), pursuant to the DRS Technologies, Inc. 1996 Omnibus Plan (as amended, the “Plan”) and the employee or director of the Company named on the Notice (the “Participant”).  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Committee has granted (as of the Issue Date as specified on the Notice) to the Participant the shares of Restricted Stock as set forth in the Notice.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

1.                                       Grant of Award.  Pursuant to Section 10 of the Plan, the Company grants to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the number of shares of Restricted Stock as shown on the Notice.

2.                                       Vesting.  The Notice shall set forth the Issue Date.  The shares of Restricted Stock granted to the Participant shall vest on the third anniversary of the Issue Date (the “Vesting Date”), provided that, as of the Vesting Date, the Participant has not incurred a termination of employment or service with the Company.  No vesting shall occur after the termination of the Participant’s employment or service with the Company for any reason.

3.                                       Restrictions on Transfer.  Prior to the vesting of a share of Restricted Stock, no transfer of the Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

4.                                       Issuance of Certificate.  Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, unless otherwise determined by the Committee, the Company, in its sole discretion, may either (i) issue a stock certificate, registered in the name of the Participant, evidencing such shares; provided, however that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares; and provided further that unless determined otherwise by the Committee such stock certificates shall be held by the Company or its representative or (ii) establish and maintain, or cause a representative to establish and maintain, an account to record the shares of Restricted Stock granted to the Participant and transactions and events affecting such stock.

The Participant agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto will be inscribed with the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE DRS TECHNOLOGIES, INC. 1996 OMNIBUS PLAN, AS AMENDED, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND DRS. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF DRS, 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.

5.                                       No Rights as a Stockholder.  The Participant shall not have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to a grant of Restricted Stock until (i) the date of issuance of a stock certificate or (ii) the establishment of an account to record the shares of Restricted Stock granted to the Participant.  Upon the issuance of the certificate or the creation of an account, each as described in Section 4 above, the Participant shall have all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote on all matters with respect to which the stockholders of the Company have the right to vote and the right to receive dividends thereon.

6.                                       Dividends.  Any dividends paid on shares of Restricted Stock shall be paid out to the Participant immediately, whether or not the Restricted Stock has vested.

7.                                       Consequences of Vesting.  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions set forth in Section 3, as well as any additional restrictions set forth on the Notice, shall lapse with respect to such share.  Reasonably promptly after a share of Restricted Stock vests, the Company shall either (i) issue a stock certificate, registered in the name of the Participant, evidencing such shares, free of the legend set forth in Section 4 or (ii) deposit such shares, free of restrictions, in such Participant’s or the Participant’s personal representative’s brokerage account via electronic transfer.

8.                                       Approvals.  No shares of Company Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any issuance of shares to the Participant on the Participant’s undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deemed necessary or advisable as a result of any applicable law or regulation.

9.                                       Change in Control.  Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock granted pursuant to this Agreement shall immediately vest and all restrictions on such shares shall immediately lapse.

10.                                 Effect of Termination of Employment or Service other than for Cause.  Upon the termination of the Participant’s employment or service for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.  Notwithstanding the foregoing, the Committee may, in its sole discretion, decide not to terminate the Participant’s rights in such shares and the Participant shall continue to be the owner of such shares.  If the Committee elects not to terminate the Participant’s rights in the Restricted Stock, the Committee will notify the Participant within thirty (30) days after the Participant’s termination of employment or service with the Company and will set forth the restrictions that will apply to the Participant’s continued ownership of the Restricted Stock.  In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares.  In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

11.                                 Effect of Termination of Employment or Service for Cause.  If the employment or service of the Participant is terminated by the Company for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares.

12.                                 Taxes.  The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the shares of Restricted Stock (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant, on or about the date of grant), an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock.  With the approval of the Committee, the Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax to be withheld.  Such shares shall be valued at their Fair Market Value on the Tax Date.  Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to a grant of Restricted Stock.  The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Stock Agreement.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT THE PARTICIPANT DESIRES TO MAKE THE ELECTION.

13.                                 Compliance with Law and Regulations.  The Restricted Stock granted pursuant to this Agreement, and any obligation of the Company hereunder, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

14.                                 Incorporation of Plan.  This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent  with it.  To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

15.                                 Notices.  Any notices required or permitted hereunder shall be addressed to the Company, at 5 Sylvan Way, Parsippany, New Jersey 07054, or to the Participant at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail.  Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices

16.                                 Consent to Electronic Delivery.  In lieu of issuing documents in paper format, to the fullest extent permitted by law, the Committee may, in its discretion provide for electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms or communications) in connection with the grant of awards and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors.  Electronic delivery of a document to Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which Participant has access.

17.                                 Binding Agreement; Successors.  This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Participant and the Participant’s personal representatives and beneficiaries.

18.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon all Persons.

19.                                 Amendment.  This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Participant in accordance with Section 15; and provided further that no amendment or modification that is adverse to the rights of the Participant as provided by this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Participant has hereunto set his hand, all as of the day and year set forth below.

DRS TECHNOLOGIES, INC.

Name:
Title:

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Participant	Date

SCHEDULE A

DRS TECHNOLOGIES, INC.

1996 OMNIBUS PLAN

Notice of Grant of Restricted Stock

Identification

Name of Participant:

Address of Participant:

Participant’s Social Security Number:

Date of Restricted Stock Agreement:

Restricted Stock Granted

Number of shares of Restricted Stock:

Issue Date:

Vesting Date:

[Performance-Based Vesting:]